Exhibit 77(q)(1)

                                    EXHIBITS

(a)(1) Form of Amendment to the Registrant's Declaration of Trust changing the Registrant's name from Pilgrim Mutual Funds to "ING Mutual Funds" - filed as an exhibit to Post-Effective Amendment No. 88 to the Registrant's Form N-1A
Registration   Statement  on  February  27,  2002  and  incorporated  herein  by reference.

(a)(2) Form of Amendment to the Registrant's Declaration of Trust changing Pilgrim High Yield Fund II's name to "ING High Yield Opportunity Fund"; Pilgrim Money Market Fund's name to "ING Money Market Fund"; and Pilgrim Strategic Income Fund's name to "ING Strategic Income Fund." - filed as an exhibit to Post-Effective Amendment No. 88 to the Registrant's Form N-1A Registration Statement on February 27, 2002 and incorporated herein by reference.

(b) The text of the ING High Yield Opportunity Fund's new investment policy complying with Rule 35d-1 is incorporated by reference to ING High Yield
Opportunity Fund's Prospectus and Statement of Additional Information, both dated March 1, 2002 and both filed with Post-Effective Amendment No. 88 to the Registrant's Form N-1A Registration Statement on February 27, 2002.

(d) Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 of the Investment Company Act of 1940 - filed as an exhibit to Post-Effective Amendment No. 88 to the Registrant's Form N-1A Registration Statement on February 27, 2002 and incorporated herein by reference.